EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Ulticom Announces Preliminary First Quarter Fiscal 2005 Results

Mount Laurel, New Jersey, May 2, 2005 - Ulticom, Inc. (NASDAQ: ULCM), a leading provider of service-enabling signaling software for wireless, wireline, and Internet communications, today announced preliminary results for the first quarter of fiscal year 2005, which ended April 30, 2005. Ulticom anticipates sales for the quarter to be approximately $14 million, resulting in earnings of approximately $0.05 to $0.06 per diluted share.

"The lower than expected results for the quarter are due to a slowdown in carrier spending on certain Ulticom related projects and the corresponding customer shipments of Signalware enabled products," said Shawn Osborne, President and CEO of Ulticom. "Although these factors have affected our near-term results, we remain focused on leveraging our OEM relationships, efficient operations, and strong balance sheet to expand our position enabling wireless and broadband services."

The Company is scheduled to release its final first quarter results in the first week of June 2005, and will host a conference call following the release to discuss the quarter results and update financial guidance.

About Ulticom:

Ulticom provides service-enabling, signaling software for wireless, wireline, and Internet communications. Ulticom's products are used by leading telecommunication equipment and service providers worldwide to deploy mobility, location, payment, switching, and messaging services. Traded on NASDAQ, as ULCM, Ulticom is headquartered in Mount Laurel, NJ with additional offices in the United States, Europe, and Asia. For more information visit, http://www.ulticom.com.

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Note: This release may contain "forward-looking statements" under the Private
Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially from forecasts and estimates are: risks associated with weaknesses in certain sectors of the global economy generally, and in certain sectors of the telecommunications industry in particular; risks associated with our dependence on a limited number of customers for a significant percentage of our revenues; risks associated with rapid technological changes in the telecommunications industry; risks associated with making significant investments in the expansion of our business and with increased expenditures; risks associated with holding a large proportion of our assets in cash equivalents and short-term investments and the reduction of prevailing interest rates; risks associated with our products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with our dependence on sales of our Signalware products; risks associated with future networks not utilizing signaling systems and protocols which our products are designed to support; risks associated with the development and acceptance of new products and product features; risks associated with our products having long sales cycles and our limited ability to forecast the timing and amount of product sales; risks associated with the integration of our products with those of equipment manufacturers and application developers and our ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with our reliance on a limited number of independent manufacturers to manufacture boards for our products and on a limited number of suppliers for our board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on our intellectual property rights and the inappropriate use by others of our proprietary technology; risks associated with prevailing economic conditions and financial trends in the public securities markets in general, and in the decline in the stock prices of technology companies in particular, including Ulticom; risks associated with the need for the Company to attract and retain key personnel and risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Ulticom with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Ulticom's web site at www.ulticom.com. Ulticom makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.


Ulticom, Signalware and Programmable Network are trademarks or registered trademarks of Ulticom, Inc.

Contact:    Chris Tunnard
            Ulticom, Inc.
            856 787 2972


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